UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2025

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 31, 2025, HCW Biologics Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the stockholders voted on three proposals, with the results of the tabulation of their votes described below.

1.

The Reverse Stock Split Proposal. The Company’s stockholders were asked to vote to approve an amendment to the Company’s Certificate of Incorporation on or before the one (1) year anniversary of the Special Meeting, to implement one or more reverse stock splits of the outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (as necessary to maintain a listing of the Company’s Common Stock on The Nasdaq Stock Market LLC), in an aggregate range from one-for-twenty (1:20) up to one-for-fifty (1:50), or anywhere between, all as determined in the sole discretion of the Company’s Board of Directors (the “Board”). The votes were tabulated as follows:

Proposal 1	For	Against	Abstained/Withheld	Broker Non-Votes
Reverse Stock Split Proposal	30,748,112	201,437	27,164	0

2.

The ELOC Proposal. The Company’s stockholders were asked to vote for purposes of complying with Nasdaq Listing Rule 5635(d), to approve the full issuance of shares of the Company’s Common Stock, or such lesser number of shares as the Company’s Board determines, pursuant to that certain Equity Purchase Agreement, dated February 20, 2025 (the “Purchase Agreement”) and that certain Registration Rights Agreement, dated February 20, 2025 (the “Rights Agreement”), entered into in connection with an equity line of credit with Square Gate Capital Master Fund, LLC – Series 4. The votes were tabulated as follows:

Proposal 2	For	Against	Abstained/Withheld	Broker Non-Votes
ELOC Proposal	27,619,878	90,675	29,334	3,236,826

3.

The Note Conversion Proposal. The Company’s stockholders were asked to vote for purposes of complying with Nasdaq Listing Rules 5635(c) and 5635(d), to approve the issuance of shares of our Common Stock upon conversion of up to $6,905,000 of principal amount of Senior Secured Notes issued by the Company to certain investors therein, including certain officers, directors and stockholders of the Company (the “Noteholders”), pursuant to that certain Amended and Restated Senior Secured Note Purchase Agreement dated July 2, 2024, as amended by the First Amendment to Amended and Restated Senior Secured Note Purchase Agreement dated September 30, 2024, and as it may be further amended in accordance with the Principal Terms for Conversion Amendment, which has been approved by our Board and the Noteholders and set forth on Appendix B attached hereto (the “Principal Terms”) and such additional terms and conditions not materially inconsistent with such Principal Terms for Conversion as our Board may hereafter approve. The votes were tabulated as follows:

Proposal 3	For	Against	Abstained/Withheld	Broker Non-Votes
Note Conversion Proposal	7,843,835	353,104	19,069,833	3,709,941

Based on the foregoing votes, Proposal 1, Proposal 2 and Proposal 3 were approved. No other matters were submitted to or voted on by the Special Meeting.

Item 8.01 Other Events.

As disclosed above, at the Special Meeting, the stockholders of the Company approved a reverse stock split of all outstanding shares of the Common Stock, at an aggregate range from one-for-twenty (1:20) up to one-for-fifty (1:50), or anywhere between, all as determined in the sole discretion of the Board. On March 31, 2025, the Board approved a reverse stock split of the Common Stock at a final ratio of one-for-forty (1:40) (the “Reverse Stock Split”). The Reverse Stock Split is expected to become effective at 12:01 a.m. Eastern Time on April 11, 2025, following the filing of a Certificate of Amendment of Certificate of Incorporation and a Certificate of Correction thereto with the Secretary of State of the State of Delaware. The Common Stock is expected to commence trading on a reverse split-adjusted basis when the markets open on April 11, 2025, under the existing trading symbol “HCWB.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 40423R204.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	April 1, 2025	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer